EXHIBIT 21

                       SUBSIDIARIES OF THE REGISTRANT


                     NAME                       STATE OF INCORPORATION
                     ----                       ----------------------

     Consolidated Oil Well Services, Inc.               Kansas

     CIS Oil and Gas, Inc.                              Kansas

     Infinity Oil & Gas of Kansas, Inc.                 Kansas

     Infinity Oil and Gas of Wyoming, Inc.              Wyoming

     Consolidated Pipeline, Inc.                        Kansas

     CIS-Oklahoma, Inc.                                 Kansas

     Infinity Research and Development, Inc.            Missouri

     LDC Food Systems, Inc.                             New Jersey